UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2024

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 26, 2024, the Board of Directors (the “Board”) of Eagle Bancorp, Inc. (the “Company”), the parent company of EagleBank (the “Bank”), and the Board of Directors of the Bank, upon the recommendation of the Governance and Nominating Committee of the Board, elected Louis P. “Pete” Mathews Jr. as a director of the Company and of the Bank, effective immediately. The Board has determined that Mr. Mathews is independent under the applicable rules of The Nasdaq Stock Market and federal securities laws. The Board appointed Mr. Mathews to the Asset Quality Subcommittee of the Risk Committee of the Board. Upon his appointment to the Board on July 26, 2024, the number of directors constituting the Board increased to ten directors.

Mr. Mathews will receive the Company’s standard compensation for non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Scheduled 14A, filed with the Securities and Exchange Commission on April 3, 2024.

There are no arrangements between Mr. Mathews and any other persons, pursuant to which Mr. Mathews was selected as a director to the Board. There are no related party transactions between the Company and Mr. Mathews that would be required to be reported pursuant to Item 404(a) of Regulation of S-K of the Securities Act of 1933, as amended.

Mr. Mathews is a former Senior Executive Vice President at M&T Bank. At the time of his retirement in 2022, he was the Senior Deputy Credit Officer overseeing the Commercial Credit teams supporting the bank’s Commercial Lending and Commercial Real Estate segments. Before that, he was the Deputy Credit Officer in charge of the Commercial Real Estate Credit group. He began his career over 45 years ago at First National Bank of Maryland in the Retail Branch Management Program. Thereafter, he maintained various Relationship Manager and Team Leader roles within commercial and commercial real estate lending. At the time of Allfirst Bank’s merger with M&T Bank (First National Bank renamed itself to Allfirst Bank in 1999), Mr. Mathews was in charge of the Commercial Real Estate Division at Allfirst. He ran the Mid-Atlantic CRE unit for M&T until becoming the bank’s Senior Real Estate Credit Officer in 2005.

Mr. Matthews currently serves on the Board of Catholic Charities of Baltimore and Chairs the Board of Healthy Neighborhoods, Inc. After over 20 years of service, he will retire as Treasurer and former Board Governance Chair for Business Volunteers Maryland. Mr. Mathews obtained a Bachelor of Arts in American History from Princeton University.

Item 7.01. Regulation FD Disclosure.

On July 30, 2024, the Company issued a press release announcing the appointment of Mr. Mathews to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Eagle Bancorp, Inc., dated July 30, 2024, announcing the election of Pete Mathews to the Company’s Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: July 30, 2024	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer